Exhibit 4.1

EXECUTION VERSION

COLLATERAL AGREEMENT

Dated and effective as of August 1, 2006,

among

VERSO PAPER HOLDINGS LLC,

VERSO PAPER INC.,

each Subsidiary of the Issuers

identified herein,

and

WILMINGTON TRUST COMPANY,

as Collateral Agent

THIS COLLATERAL AGREEMENT IS SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT OF EVEN DATE HEREWITH AMONG VERSO PAPER FINANCE HOLDINGS LLC, VERSO PAPER HOLDINGS, LLC, CERTAIN OF ITS SUBSIDIARIES, CREDIT SUISSE, CAYMAN ISLANDS BRANCH, AS INTERCREDITOR AGENT AND WILMINGTON TRUST COMPANY, AS TRUSTEE, AS SET FORTH MORE FULLY IN SECTION 7.18 HEREOF. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE RATABLE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

TABLE OF CONTENTS

		Page

ARTICLE I DEFINITIONS

Section 1.01.	Indenture	2
Section 1.02.	Other Defined Terms	2

ARTICLE II [RESERVED]

ARTICLE III PLEDGE OF SECURITIES

Section 3.01.	Pledge	7
Section 3.02.	Delivery of the Pledged Collateral	7
Section 3.03.	Representations, Warranties and Covenants	8
Section 3.04.	Registration in Nominee Name; Denominations	9
Section 3.05.	Voting Rights; Dividends and Interest, Etc.	10

ARTICLE IV SECURITY INTERESTS IN OTHER PERSONAL PROPERTY

Section 4.01.	Security Interest	12
Section 4.02.	Representations and Warranties	15
Section 4.03.	Covenants	17
Section 4.04.	Other Actions	20
Section 4.05.	Covenants Regarding Patent, Trademark and Copyright Collateral	21

ARTICLE V REMEDIES

Section 5.01.	Remedies Upon Default	23
Section 5.02.	Application of Proceeds	25
Section 5.03.	Securities Act, Etc.	25

ARTICLE VI [RESERVED]

ARTICLE VII MISCELLANEOUS

Section 7.01.	Notices	26
Section 7.02.	Security Interest Absolute	26
Section 7.03.	Limitation By Law	26
Section 7.04.	Binding Effect; Several Agreement	27
Section 7.05.	Successors and Assigns	27
Section 7.06.	Collateral Agent’s Fees and Expenses; Indemnification	27
Section 7.07.	Collateral Agent Appointed Attorney-in-Fact	28
Section 7.08.	GOVERNING LAW	29
Section 7.09.	Waivers; Amendment	29
Section 7.10.	WAIVER OF JURY TRIAL	29
Section 7.11.	Severability	30
Section 7.12.	Counterparts	30
Section 7.13.	Headings	30
Section 7.14.	Jurisdiction; Consent to Service of Process	30
Section 7.15.	Termination or Release	30
Section 7.16.	Additional Subsidiaries	31
Section 7.17.	Right of Set-off	31
Section 7.18.	Subject to Intercreditor Agreement	31
Section 7.19.	Senior Collateral Documents	31

Schedules

Schedule I	Subsidiary Parties
Schedule II	Debt Securities
Schedule III	Intellectual Property
Schedule IV	Filing Jurisdictions
Schedule V	Commercial Tort Claims
Schedule VI	Matters Relating to Accounts and Inventory

Exhibits

Exhibit I	Form of Supplement to the Collateral Agreement

COLLATERAL AGREEMENT dated and effective as of August 1, 2006 (this “Agreement”), among VERSO PAPER HOLDINGS LLC, a Delaware limited liability company (the “Company”), VERSO PAPER INC. (“Finance Co.” and, together with the Company, the “Issuers”), a Delaware corporation, each Subsidiary of the Issuers identified on Schedule I or otherwise identified herein as a party (each, a “Subsidiary Party”) and WILMINGTON TRUST COMPANY, as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

WHEREAS, pursuant to the terms, conditions and provisions of (a) the Indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuers, the Subsidiary Parties and Wilmington Trust Company, as Trustee (the “Trustee”), and (b) the Purchase Agreement dated as of July 26, 2006 (the “Purchase Agreement”), among the Issuers, the Subsidiary Parties and Credit Suisse Securities (USA) LLC and Lehman Brothers Inc., each acting on behalf of itself and as a Representative of the several Initial Purchasers (the “Initial Purchasers”), the Issuers are issuing $250,000,000 aggregate principal amount of Second Priority Senior Secured Floating Rate Notes Due 2014 (the “Floating Rate Notes”) and $350,000,000 aggregate principal amount of 9-1/8% Second Priority Senior Secured Notes Due 2014 (the “Fixed Rate Notes” and, together with the Floating Rate Notes, the “Notes”), which will be guaranteed on a senior secured basis by each of the Subsidiary Parties;

WHEREAS, pursuant to the Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Verso Paper Finance Holdings LLC, a Delaware limited liability company, the Company, as Borrower, certain lenders, Credit Suisse, Cayman Islands Branch, as administrative agent (the “First Lien Administrative Agent”), and the other agents party thereto, the Pledgors (as defined below) have granted to the Intercreditor Agent (as defined below) a first-priority lien and security interest in the Collateral (as defined below);

WHEREAS, the Issuers, the Subsidiary Parties, the Collateral Agent and the Intercreditor Agent have entered into an Intercreditor Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), pursuant to which the lien upon and security interest in the Collateral granted by this Agreement are and shall be subordinated in all respects to the lien upon and security interest in the Collateral granted pursuant to, and subject to the terms and conditions of, the Senior Lender Documents (as defined below);

WHEREAS, each Pledgor is executing and delivering this Agreement, pursuant to the terms of the Indenture to induce the Trustee to enter into the Indenture and, pursuant to the terms of the Purchase Agreement to induce the Initial Purchasers to purchase the Notes;

WHEREAS, the Subsidiary Parties are affiliates of the Issuers, will derive substantial benefits from the extension of credit to the Issuers pursuant to the Indenture and are willing to execute and deliver this Agreement in order to induce the Trustee to enter into the Indenture and to induce the Initial Purchasers to purchase the Notes; and

WHEREAS, each Pledgor has duly authorized the execution, delivery and performance of this Agreement.

NOW, THEREFORE, for and in consideration of the premises, and of the mutual covenants herein contained, and in order to induce the Trustee to enter into the Indenture and the Initial Purchasers to purchase the Notes, each Pledgor and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Indenture. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Indenture. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC. If the First-Lien Termination Date (as defined below) has occurred, a reference in this Agreement to the Intercreditor Agent shall, unless the context requires otherwise, be construed as a reference to the Collateral Agent and this agreement shall be interpreted accordingly.

(b) The rules of construction specified in Section 1.04 of the Indenture also apply to this Agreement.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account, Chattel Paper, General Intangibles, Instruments or Investment Property.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Bucksport Co-Gen Assets” means all right, title and interest of CMP Bucksport LLC in, to and under the Amended and Restated Co-Owners Ownership, Operating & Mutual Sales Agreement by and between Champion International Corporation and Bucksport Energy LLC, including without limitation any ownership interests as tenants in common in the property rights established pursuant thereto.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Collateral Agent” means the party named as such in this Agreement until a successor replaces it and, thereafter, means the successor.

“Control Agreement” means a deposit account control agreement, a securities account control agreement or a commodity account control agreement, as applicable, enabling the Collateral Agent to obtain “control” (within the meaning of the New York UCC) of any such accounts, in form and substance reasonably satisfactory to the Collateral Agent.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including, without limitation, any such rights that such Pledgor has the right to license).

“Copyrights” means all of the following now owned or hereafter acquired by any Pledgor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule III, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Discharge of Senior Lender Claims” has the meaning assigned to such term in the Intercreditor Agreement.

“Excluded Minority Interests” means any Equity Interests owned by CMP Holdings LLC in each of (a) Androscoggin Reservoir Company and (b) Gulf Island Oxygenation Project L.P., provided that such Equity Interests shall constitute Excluded Minority Interest only for so long as they are subject to an enforceable contractual obligation (including, for this purpose, rights of first refusal) restricting the grant of a security interest therein.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.03.

“First Lien Administrative Agent” has the meaning assigned to such term in the recitals of this Agreement.

“First-Lien Termination Date” means, subject to Section 5.7 of the Intercreditor Agreement, the date on which the Discharge of Senior Lender Claims occurs; provided that if, at any time after the First-Lien Termination Date, the Discharge of Senior Lender Claims is deemed not to have occurred pursuant to Section 5.7 of the Intercreditor Agreement, the First-Lien Termination Date shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of incurrence and designation of any Future First-Lien Indebtedness as a result of the occurrence of such first Discharge of Senior Lender Claims).

“General Intangibles” means all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property (but excluding “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of Lanham Act has been filed, to extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), goodwill, registrations, franchises, tax refund claims and any guarantee, claim, security interest or other security held by or granted to any Pledgor to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Holder” has the meaning assigned to such term in the Indenture.

“Indenture” has the meaning assigned to such term in the recitals of this Agreement.

“Indenture Documents” means (a) the Indenture, the Notes, the Security Documents and this Agreement and (b) any other related documents or instruments executed and delivered pursuant to the Indenture or any Security Document, in each case, as such agreements may be amended, restated, supplemented or otherwise modified from time to time.

“Indenture Parties” means the Issuers and the Subsidiary Parties.

“Initial Purchasers” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter acquired by any Pledgor, including, inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“Intellectual Property Security Agreement” means a security agreement in the form hereof or a short form hereof, in each case, which form shall be reasonably acceptable to the Collateral Agent.

“Intercreditor Agent” has the meaning assigned to such term in the Intercreditor Agreement.

“Intercreditor Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“IP Agreements” means all material Copyright Licenses, Patent Licenses, Trademark Licenses, and all other agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any material Intellectual Property to which a Pledgor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth on Schedule III hereto.

“Issuers” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Material Adverse Effect” has the meaning assigned to such term in the Credit Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Notes” has the meaning assigned to such term in the recitals of this Agreement.

“Obligations” has the meaning assigned to such term in the Indenture.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).

“Patents” means all of the following now owned or hereafter acquired by any Pledgor: (a) all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in- part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledgor” shall mean the Issuers and each Subsidiary Party.

“Purchase Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Secured Parties” means (a) the Collateral Agent, (b) each Holder, (c) the beneficiaries of each indemnification obligation undertaken by any Indenture Party under any Indenture Document, (d) the Trustee and (e) the successors and permitted assigns of each of the foregoing.

“Security Documents” means this Agreement, any agreement pursuant to which assets are added to the Collateral and any other instruments or documents entered into and delivered in connection with any of the foregoing, as such agreements, instruments or documents may from time to time be amended.

“Security Interest” has the meaning assigned to such term in Section 4.01.

“Senior Collateral Documents” has the meaning assigned to such term in the Intercreditor Agreement.

“Senior Lender Claims” has the meaning assigned to such term in the Intercreditor Agreement.

“Senior Lender Documents” has the meaning assigned to such term in the Intercreditor Agreement.

“Senior Lenders” has the meaning assigned to such term in the Intercreditor Agreement.

“Subsidiary Party” has the meaning assigned to such term in the preliminary statement of this Agreement, and any Subsidiary that becomes a party hereto pursuant to Section 7.16.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).

“Trademarks” means all of the following now owned or hereafter acquired by any Pledgor: (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of Lanham Act has been filed, to extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Transactions” has the meaning assigned to such term in the Credit Agreement.

ARTICLE II

[RESERVED]

ARTICLE III

PLEDGE OF SECURITIES

Section 3.01. Pledge. As security for the payment or performance, as the case may be, in full of its Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under (a)(i) the debt obligations listed opposite the name of such Pledgor on Schedule II, (ii) any debt securities in the future issued to such Pledgor having, in the case of each instance of debt securities, an aggregate principal amount in excess of $5.0 million, and (iii) the certificates, promissory notes and any other instruments, if any, evidencing such debt securities (the “Pledged Debt Securities”); (b) subject to Section 3.05 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clause (a) above; (c) subject to Section 3.05 hereof, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a) and (b) above; and (d) all proceeds of any of the foregoing (the items referred to in clauses (a) through (d) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD, to the extent consistent with the terms of the Intercreditor Agreement, the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 3.02. Delivery of the Pledged Collateral. (a) Each Pledgor agrees promptly to deliver or cause to be delivered to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), for the ratable benefit of the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 3.02.

(b) Each Pledgor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $5.0 million (other than (i) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations and intercompany sales of Holdings, the Issuers and their Subsidiaries or (ii) to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to such Pledgor by any person to be evidenced by a duly executed promissory note that is pledged and delivered to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), for the ratable benefit of the Secured Parties, pursuant to the terms hereof. To the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), to immediately demand payment thereunder upon an Event of Default specified under Section 6.01(a), (b), (f), (g) or (h) of the Indenture unless such demand would not be commercially reasonable or would otherwise expose Pledgor to liability to the maker.

(c) Upon delivery to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 3.02 shall be accompanied by note powers, duly executed in blank or other instruments of transfer reasonably satisfactory to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) and by such other instruments and documents as the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) may reasonably request and (ii) all other property composing part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents (including issuer acknowledgments in respect of uncertificated securities) as the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II (or a supplement to Schedule II, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

Section 3.03. Representations, Warranties and Covenants. The Pledgors, jointly and severally, represent, warrant and covenant to and with the Collateral Agent, for the ratable benefit of the Secured Parties, that:

(a) Schedule II includes all debt securities and promissory notes or instruments evidencing Indebtedness required to be delivered pursuant to Section 3.02(b);

(b) the Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary of Holdings or an Affiliate of any such Subsidiary, to the best of each Pledgor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary of Holdings or an Affiliate of any such subsidiary, to the best of each Pledgor’s knowledge) are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;

(c) except for the security interests granted hereunder, each Pledgor (i) is and, subject to any transfers made in compliance with the Indenture, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Indenture and other than Permitted Liens and (iv) subject to the rights of such Pledgor under the Indenture Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest hereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

(d) [Intentionally Omitted.];

(e) each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, the perfection or maintenance of the Liens created hereunder or the exercise by the Collateral Agent or any Secured Party of its rights hereunder or the remedies in respect of the Collateral, except for (a) the filing of Uniform Commercial Code financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) such as have been made or obtained and are in full force and effect and (d) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect;

(g) by virtue of the execution and delivery by the Pledgors of this Agreement and the Foreign Pledge Agreements, when any Pledged Securities (including foreign stock covered by a Foreign Pledge Agreement) are delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, in accordance with this Agreement and a financing statement covering such Pledged Securities is filed in the appropriate filing office, the Collateral Agent will obtain, for the ratable benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities under the New York UCC, subject only to Liens permitted under the Indenture, as security for the payment and performance of the Obligations; and

(h) each Pledgor that is an issuer of the Pledged Collateral confirms that it has received notice of the security interest granted hereunder.

Section 3.04. Registration in Nominee Name; Denominations. The Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged

Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Each Pledgor will promptly give to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. If an Event of Default shall have occurred and be continuing, the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each Pledgor shall use its commercially reasonable efforts to cause any Indenture Party that is not a party to this Agreement to comply with a request by the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), pursuant to this Section 3.04, to exchange certificates representing Pledged Securities of such Indenture Party for certificates of smaller or larger denominations.

Section 3.05. Voting Rights; Dividends and Interest, Etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Pledgors of the Collateral Agent’s intention to exercise its rights hereunder:

(i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the other Indenture Documents; provided, that, except as permitted under the Indenture, such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral, the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Indenture or any other Indenture Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Indenture Documents and applicable laws; provided, that (A) any noncash dividends, interest, principal or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities, received in exchange for Pledged

Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise or (B) any non-cash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Intercreditor Agent and the Collateral Agent, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent)).

(b) In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent to the Issuers of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.05 shall cease, and all such rights shall thereupon become vested, for the ratable benefit of the Secured Parties, in the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided, however, that even after the occurrence of an Event of Default, any Pledgor may continue to exercise dividend and distribution rights solely to the extent permitted under subclause (xii) and subclause (xiii)(A) of Section 4.04(b) of the Indenture. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 3.05 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent)). Any and all money and other property paid over to or received by the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) pursuant to the provisions of this paragraph (b) shall be retained by the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) in an account to be established by the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02 hereof. After all Events of Default have been cured or waived and the Issuers have delivered to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) a certificate to that effect, the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) shall promptly release to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.05 and that remain in such account.

(c) In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent to the Issuers of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the ratable benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, to the extent consistent with, the terms of the Intercreditor Agreement and the Indenture, unless the Collateral Agent shall have received written objections from Holders of at least 25% in principal amount of the Notes, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived and the Issuers have delivered to the Collateral Agent a certificate to that effect, each Pledgor shall have the right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

ARTICLE IV

SECURITY INTERESTS IN OTHER PERSONAL PROPERTY

Section 4.01. Security Interest. (a) As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of its Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Inventory;

(ix) all Investment Property;

(x) all Letter of Credit Rights;

(xi) all Commercial Tort Claims;

(xii) (1) Securities Accounts, (2) Financial Assets credited to Securities Accounts or Deposit Accounts from time to time and all Security Entitlements in respect thereof, (3) all cash held any Securities Account or Deposit Account and (4) all other money in the possession of the Collateral Agent;

(xiii) all timber to be cut;

(xiv) all other personal property not otherwise described above (except for property specifically excluded from any defined term used in any of the foregoing clauses);

(xv) all books and records pertaining to the Article 9 Collateral; and

(xvi) to the extent not otherwise included, all proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (a) any vehicle covered by a certificate of title or ownership, whether now owned or hereafter acquired, (b) any Equity Interests in any Subsidiary of either Issuer, (c) (i) the Bucksport Co-Gen Assets, (ii) the Excluded Minority Interests, (iii) any Equity Interests acquired after the Closing Date in a Person that is not a Subsidiary if, and to the extent that, and for so long as, a grant of a security interest in such Equity Interests would violate applicable law or an enforceable contractual obligation binding on or relating to such Equity Interests (if such obligation exited at the time of acquisition of such Equity Interests and was not created or made binding on such Equity Interests in contemplation of or in connection with the acquisition of such Equity Interests), and (iv) any assets acquired after the Closing Date, to the extent that, and for so long as, granting a security interest in such assets would violate an enforceable contractual obligation binding on such assets that existed at the time of acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired with Indebtedness pursuant to Section 4.03(b)(iv) of the Indenture that is secured by a Permitted Lien), (d) any property excluded from the definition of Pledged Collateral by virtue of the proviso to Section 3.01 hereof, (e) any Letter of Credit Rights to the extent any Pledgor is required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose or (f) any Pledgor’s right, title or interest in any license, contract or agreement to which such Pledgor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of, any license, contract or agreement to which such Pledgor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law (including, without limitation, Title 11 of the United States Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

(b) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings and filings with respect to timber to be cut) with respect to the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets” or “all property”. Each Pledgor agrees to provide such information to the Collateral Agent promptly upon request, including providing within 30 days of any reasonable request therefor legal descriptions of real property (other than real property subject to a mortgage in favor of the Collateral Agent) on which timber to be cut of such Pledgor is located.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Pledgor, without the signature of any Pledgor, and naming any Pledgor or the Pledgors as debtors and the Collateral Agent as secured party. Notwithstanding anything to the contrary herein, no Pledgor shall be required to take any action under the laws of any jurisdiction other than the United States (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the Security Interest in any Article 9 Collateral of such Pledgor constituting Patents, Trademarks or Copyrights.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.

(d) Notwithstanding anything to the contrary in this Agreement or the Indenture, none of the Pledgors shall be required to enter into any Control Agreement with respect to any cash or Deposit Account or (except as otherwise provided in Section 4.04(b)) any Securities Account.

Section 4.02. Representations and Warranties. The Pledgors jointly and severally represent and warrant to the Collateral Agent and the other Secured Parties that:

(a) Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Indenture.

(b) The information set forth in the Schedules attached hereto is correct and complete, in all material respects, as of the Closing Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral that have been prepared by the Issuers for filing in each governmental, municipal or other office specified in Schedule IV (or specified by notice from the Issuers to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 4.10 or Section 4.15 of the Indenture) and in each relevant governmental, municipal or other office pertaining to real property for which a legal description is provided pursuant to Section 4.01(b) constitute all the filings, recordings and registrations (except to the extent that filings are required to be made in the United States Patent and Trademark Office and the United States Copyright Office, or any similar office in any other jurisdiction, in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Each Pledgor represents and warrants that a fully executed Intellectual Property Security Agreement containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents (and Patents for which United States applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) has been delivered to the Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and reasonably requested by the Collateral Agent, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than the Uniform Commercial Code financings statements referred to above, and other than such actions as are necessary to perfect the Security

Interest with respect to any Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be a second-priority Security Interest, prior to any other Lien on any of the Article 9 Collateral, other than Liens in respect of Senior Lender Claims, subject to Permitted Liens.

(d) The Article 9 Collateral is owned by the Pledgors free and clear of any Lien, other than Permitted Liens. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(e) None of the Pledgors holds any Commercial Tort Claim individually in excess of $2.0 million as of the Closing Date except as indicated on Schedule V.

(f) Except as set forth in Schedule VI, as of the Closing Date, all Accounts have been originated by the Pledgors and all Inventory has been produced or acquired by the Pledgors in the ordinary course of business.

(g) As to itself and its Article 9 Collateral consisting of Intellectual Property (the “Intellectual Property Collateral”), to the best of each Pledgor’s knowledge:

(i) The Intellectual Property Collateral set forth on Schedule III includes all of the material Patents, Trademarks, Copyrights and IP Agreements owned by such Pledgor as of the date hereof.

(ii) The Intellectual Property Collateral is subsisting and, to the best of such Pledgor’s knowledge, has not been adjudged invalid or unenforceable in whole or part (except for office actions issued in the ordinary course by the United States Patent and Trademark Office or any similar office in any foreign jurisdiction), and to the best of such Pledgor’s knowledge, is valid and enforceable, except as would not reasonably be expected to have a Material Adverse Effect. Such Pledgor is not aware of any uses of any item of Intellectual Property Collateral that would be expected to lead to such item becoming invalid or unenforceable, except as would not reasonably be expected to have a Material Adverse Effect.

(iii) Such Pledgor has made or performed all commercially reasonable acts, including without limitation filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect in the United States and such Pledgor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright in the Intellectual Property Collateral, in each case, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(iv) With respect to each IP Agreement, the absence, termination or violation of which would reasonably be expected to have a Material Adverse Effect: (A) such Pledgor has not received any notice of termination or cancellation under such IP Agreement; (B) such Pledgor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured or waived; and (C) to the knowledge of such Pledgor, neither such Pledgor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

(v) Except as would not reasonably be expected to have a Material Adverse Effect, no Pledgor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

Section 4.03. Covenants. (a) Each Pledgor agrees to provide at least 10 days’ prior written notice to the Collateral Agent of any change (i) in its corporate or organization name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its “location” (determined as provided in UCC Section 9-307). Each Pledgor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Each Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral, for the ratable benefit of the Secured Parties. Each Pledgor agrees promptly to notify the Collateral Agent if any material portion of the Article 9 Collateral owned or held by such Pledgor is damaged or destroyed.

(b) Subject to the rights of such Pledgor under the Indenture Documents to dispose of Collateral, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent, for the ratable benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c) Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions that in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement and the Indenture, the Holders of at least 25% in principal amount of the Notes or the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $5.0 million shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged to the Collateral Agent and delivered to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), for the ratable benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent).

Without limiting the generality of the foregoing, each Pledgor hereby authorizes the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), with prompt notice thereof to the Pledgors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that may constitute material Copyrights, Patents, Trademarks, Copyright Licenses, Patent Licenses or Trademark Licenses; provided that any Pledgor shall have the right, exercisable within 30 days after the Issuers has been notified by the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) of the specific identification of such Article 9 Collateral, to advise the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) in writing of any inaccuracy of the representations and warranties made by such Pledgor hereunder with respect to such Article 9 Collateral. Each Pledgor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral within 30 days after the date it has been notified by the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) of the specific identification of such Article 9 Collateral.

(d) In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, after the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(e) In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, at its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the Indenture or this Agreement, and each Pledgor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Indenture Documents.

(f) Each Pledgor (rather than the Collateral Agent or any other Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(g) None of the Pledgors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as permitted by the Indenture and the other provisions hereof. None of the Pledgors shall make or permit to be made any transfer of the Article 9 Collateral and each Pledgor shall remain at all times in possession of the Article 9 Collateral owned by it, except as permitted by the Indenture and the other provisions hereof.

(h) None of the Pledgors will, without the Collateral Agent’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices or as otherwise permitted under the Indenture.

(i) Each Pledgor irrevocably makes, constitutes and appoints the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) (and all officers, employees or agents designated by the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent)) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) reasonably deems advisable. All sums disbursed by the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) in connection with this Section 4.03(i), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) and shall be additional Obligations secured hereby.

Section 4.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the ratable benefit of the Secured Parties, the Collateral Agent’s security interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. If any Pledgor shall at any time hold or acquire any Instruments (other than checks received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing an amount in excess of $5.0 million, such Pledgor shall forthwith endorse, assign and deliver the same to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) may from time to time reasonably request.

(b) Investment Property. Except to the extent otherwise provided in Article III, if any Pledgor shall at any time hold or acquire any Certificated Security constituting Pledged Collateral or Article 9 Collateral, such Pledgor shall forthwith endorse, assign and deliver the same to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), accompanied by such instruments of transfer or assignment duly executed in blank as the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) may from time to time reasonably specify. If any security of a domestic issuer now owned or hereafter acquired by any Pledgor is uncertificated and is issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall promptly notify the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) of such uncertificated securities and (i) upon the Intercreditor Agent’s (or, if the First-Lien Termination Date has occurred, the Collateral Agent’s) reasonable request or (ii) upon the occurrence and during the continuance of an Event of Default, such Pledgor shall pursuant to an agreement in form and substance reasonably satisfactory to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), either (i) cause the issuer to agree to comply with instructions from the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) as to such security, without further consent of any Pledgor or such nominee, or (ii) cause the issuer to register the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) as the registered owner of such security. If any security or other Investment Property, whether certificated or uncertificated, representing an

Equity Interest in a third party and having a fair market value in excess of $5.0 million now or hereafter acquired by any Pledgor is held by such Pledgor or its nominee through a securities intermediary or commodity intermediary, such Pledgor shall promptly notify the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) thereof and, at the Intercreditor Agent’s (or, if the First-Lien Termination Date has occurred, the Collateral Agent’s) request and option, pursuant to a Control Agreement in form and substance reasonably satisfactory to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), either (A) cause such securities intermediary or commodity intermediary, as applicable, to agree, in the case of a securities intermediary, to comply with entitlement orders or other instructions from the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) to such securities intermediary as to such securities or other Investment Property or, in the case of a commodity intermediary, to apply any value distributed on account of any commodity contract as directed by the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) to such commodity intermediary, in each case without further consent of any Pledgor or such nominee, or (B) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) to become the entitlement holder with respect to such Investment Property, for the ratable benefit of the Secured Parties, with such Pledgor being permitted, only with the consent of the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), to exercise rights to withdraw or otherwise deal with such Investment Property. The Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) agrees with each of the Pledgors that the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Pledgor, unless an Event of Default has occurred and is continuing or, after giving effect to any such withdrawal or dealing rights, would occur. The provisions of this paragraph (b) shall not apply to any Financial Assets credited to a Securities Account for which the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) is the securities intermediary.

(c) Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $2.0 million, such Pledgor shall promptly notify the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) thereof in a writing signed by such Pledgor, including a summary description of such claim, and grant to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) in writing a security interest therein for the ratable benefit of the Secured Parties and in the proceeds thereof, all under the terms and provisions of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent).

Section 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. Except as permitted by the Indenture: (a) Each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the normal conduct of such Pledgor’s business may become prematurely invalidated, abandoned, lapsed or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary and sufficient to establish and preserve its rights under applicable patent laws.

(b) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each material Trademark necessary to the normal conduct of such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

(c) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a material Copyright necessary to the normal conduct of such Pledgor’s business that it publishes, displays and distributes, use a copyright notice as provided by applicable copyright laws.

(d) Each Pledgor shall notify the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) promptly if it knows that any Patent, Trademark or Copyright material to the normal conduct of such Pledgor’s business may imminently become abandoned, lapsed or dedicated to the public, or of any materially adverse determination or development, excluding office actions and similar determinations or developments in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(e) Each Pledgor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) on an annual basis of each application by itself, or through any agent, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office and each registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country filed during the preceding twelve-month period, and (ii) upon the reasonable request of the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent), execute and deliver any and all agreements, instruments, documents and papers as the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) may reasonably request to evidence the Intercreditor Agent’s (or, if the First-Lien Termination Date has occurred, the Collateral Agent’s) security interest for the ratable benefit of the Secured Parties in such Patent, Trademark or Copyright.

(f) Each Pledgor shall exercise its reasonable business judgment consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country with respect to maintaining and pursuing each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Pledgor’s business and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright that is material to the normal conduct of such Pledgor’s business, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Pledgor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the normal conduct of its business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the Intercreditor Agent (or, if the First-Lien Termination Date has occurred, the Collateral Agent) and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances.

ARTICLE V

REMEDIES

Section 5.01. Remedies Upon Default. In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, each Pledgor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Collateral Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Pledgor hereby agrees to use) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Pledgor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 5.01 the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the

Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall, except in the case of Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, give the applicable Pledgors 10 Business Days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 5.02 hereof without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Section 5.02. Application of Proceeds. The Collateral Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Indenture Document or any of the Obligations, including without limitation all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Indenture Document on behalf of any Pledgor, any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Indenture Document, and all other fees, indemnities and other amounts owing or reimbursable to the Collateral Agent under any Indenture Document in its capacity as such;

SECOND, to interest due in respect of the Obligations which such Collateral secures;

THIRD, to the principal of the Obligations which such Collateral secures; and

FOURTH, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

Section 5.03. Securities Act, Etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal

Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE VI

[RESERVED]

ARTICLE VII

MISCELLANEOUS

Section 7.01. Notices. All communications and notices hereunder shall (except as otherwise permitted herein) be in writing and given as provided in Section 13.02 of the Indenture. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Issuers, with such notice to be given as provided in Section 13.02 of the Indenture.

Section 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Indenture Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Indenture Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or this Agreement (other than a defense of payment or performance).

Section 7.03. Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

Section 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Indenture. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without affecting the obligations of any other party hereunder.

Section 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns; provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent, except as permitted by the Indenture. The Collateral Agent hereunder shall at all times be the same person that is the Collateral Agent under the Indenture. Written notice of resignation by the Collateral Agent as trustee pursuant to the Indenture shall also constitute notice of resignation as the Collateral Agent under this Agreement. Upon the acceptance of any appointment as the trustee under the Indenture by a successor Collateral Agent, that successor trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent pursuant hereto.

Section 7.06. Collateral Agent’s Fees and Expenses; Indemnification. (a) In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, each Pledgor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any rights of the Collateral Agent hereunder or (iv) the failure of any Pledgor to perform or observe any of the provisions hereof applicable to it.

(b) Without limitation of its indemnification obligations under the other Indenture Documents, each Pledgor jointly and severally agrees to indemnify the Collateral Agent, the Trustee, the Holders and each Affiliate of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution, delivery or performance of this Agreement or any other Indenture Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and other transactions contemplated hereby, (ii) the use of proceeds of the Notes or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Indenture Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Indenture Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 7.06 shall be payable on written demand therefor.

Section 7.07. Collateral Agent Appointed Attorney-in-Fact. In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. The Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Pledgor to notify, Account Debtors to make payment directly to the Collateral Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 7.08. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 7.09. Waivers; Amendment. (a) No failure or delay by the Collateral Agent or any Secured Party in exercising any right, power or remedy hereunder or under any other Indenture Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Collateral Agent and the Secured Parties hereunder and under the other Indenture Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Indenture Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Indenture Party in any case shall entitle any Indenture Party to any other or further notice or demand in similar or other circumstances.

(b) None of this Agreement, the Intercreditor Agreement, any of the other Indenture Documents or any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Indenture Party or Indenture Parties with respect to which such waiver, amendment or modification is to apply, subject to the limitations in the Intercreditor Agreement or as otherwise provided in the Intercreditor Agreement.

Section 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT

BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

Section 7.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Indenture Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.04 hereof. Delivery of an executed counterpart to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed original.

Section 7.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.14. Jurisdiction; Consent to Service of Process. (a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Indenture Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Indenture Document against any Pledgor, or its properties, in the courts of any jurisdiction.

(b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Indenture Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 7.15. Termination or Release. This Agreement. the Security Interest and all other security interests granted hereby shall terminate only in accordance with the Indenture and consistent with the Intercreditor Agreement.

Section 7.16. Additional Subsidiaries. If, pursuant to the Indenture, the Issuers are required to cause any Subsidiary that is not a Subsidiary Guarantor to become a Subsidiary Guarantor, upon execution and delivery by the Collateral Agent and such Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

Section 7.17. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Secured Party to or for the credit or the account of any party to this Agreement against any of and all the obligations of such party now or hereafter existing under this Agreement owed to such Secured Party, irrespective of whether or not Secured Party shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Secured Party under this Section 7.17 are in addition to other rights and remedies (including other rights of set-off) that such Secured Party may have.

Section 7.18. Subject to Intercreditor Agreement. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to (a) the First Lien Administrative Agent pursuant to the Credit Agreement, or (b) any agent or trustee for any other Senior Lenders and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

Section 7.19. Senior Collateral Documents. The Collateral Agent acknowledges and agrees, on behalf of itself and any Secured Party, that any provision of this Agreement to the contrary notwithstanding, until the First-Lien Termination Date, the Indenture Parties shall not be required to act or refrain from acting pursuant to the Security Documents or with respect to any Collateral on which the Intercreditor Agent has a Lien superior in priority to the Collateral Agent’s Lien thereon in any manner that would result in a default under the terms and provisions of the Senior Collateral Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

VERSO PAPER HOLDINGS LLC VERSO PAPER INC. CMP HOLDINGS LLC CMP ANDROSCOGGIN LLC CMP BUCKSPORT LLC CMP QUINNESEC LLC CMP SARTELL LLC NEXTIER SOLUTIONS CORPORATION

By:	/s/ Scott M. Kleinman
Name: Scott M. Kleinman
Title: President

WILMINGTON TRUST COMPANY,
as Collateral Agent

By:	/s/ James J. McGinley
Name: James J. McGinley
Title: Authorized Signer

Exhibit I

to Collateral Agreement

SUPPLEMENT NO.              dated as of                      (this “Supplement”), to the Collateral Agreement dated as of August 1, 2006 (the “Collateral Agreement”), among VERSO PAPER HOLDINGS LLC, a Delaware limited liability company (the “Company”), VERSO PAPER INC. (“Finance Co.” and, together with the Company, the “Issuers”), a Delaware corporation, each Subsidiary of the Issuers identified on Schedule I or otherwise identified herein as a party (each, a “Subsidiary Party”) and WILMINGTON TRUST COMPANY, as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).

A. Reference is made to (i) the Indenture dated as of August 1, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuers, the Subsidiary Parties and Wilmington Trust Company, as Trustee (the “Trustee”), and (ii) the Purchase Agreement dated as of July 26, 2006 (the “Purchase Agreement”), among the Issuers, the Subsidiary Parties and Credit Suisse Securities (USA) LLC and Lehman Brothers Inc., each acting on behalf of itself and as a Representative of the several Initial Purchasers (the “Initial Purchasers”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Collateral Agreement referred to therein.

C. The Pledgors have entered into the Collateral Agreement in order to induce the Trustee to enter into the Indenture and the Initial Purchasers to purchase the Notes. Section 7.16 of the Collateral Agreement provides that additional Subsidiaries may become Subsidiary Parties under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Indenture to become a Subsidiary Party under the Collateral Agreement as consideration for credit previously extended to the Issuers.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.16 of Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party and a Pledgor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Party and a Pledgor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Party and a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct, in all material respects, on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in and Lien on all the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Subsidiary Party” or a

“Pledgor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Collateral Agent has executed a counterpart hereof.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary as of the date hereof, (b) set forth on Schedule II attached hereto is a true and correct schedule of all of the material Patents, Trademarks and Copyrights of the New Subsidiary as of the date hereof, (c) set forth on Schedule III attached hereto is a true and correct schedule of all Commercial Tort Claims of the New Subsidiary individually in excess of $2.0 million as of the date hereof and (d) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[Name of New Subsidiary]

By:
Name:
Title:

Legal Name:

Jurisdiction of Formation:

Location of Chief Executive Office:

WILMINGTON TRUST COMPANY, as Collateral Agent

By:
Name:
Title:

Schedule I

to Supplement No.          to

the Collateral Agreement

Pledged Securities of the New Subsidiary

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule II

to Supplement No.          to

the Collateral Agreement

PATENTS, TRADEMARKS AND COPYRIGHTS

Schedule III

to Supplement No.          to

the Collateral Agreement

COMMERCIAL TORT CLAIMS

PRIVILEGED & CONFIDENTIAL

SCHEDULES TO

COLLATERAL AGREEMENT

Dated and effective as of August 1, 2006,

Among

VERSO PAPER HOLDINGS LLC

VERSO PAPER INC.,

each Subsidiary of the Issuers

identified herein,

and

WILMINGTON TRUST COMPANY,

as Collateral Agent

NOTE: ALL CAPITALIZED TERMS USED HEREIN BUT NOT DEFINED HAVE THE MEANINGS ASCRIBED THERETO IN THE GUARANTY AND COLLATERAL AGREEMENT.

SCHEDULE I

SUBSIDIARY PARTIES

CMP Holdings LLC, a Delaware limited liability company

CMP Androscoggin LLC, a Delaware limited liability company

CMP Bucksport LLC, a Delaware limited liability company

CMP Quinnesec LLC, a Delaware limited liability company

CMP Sartell LLC, a Delaware limited liability company

NexTier Solutions Corporation, a California corporation

Verso Paper Inc., a Delaware corporation

SCHEDULE II

PLEDGED STOCK; DEBT SECURITIES

Equity Interests:

None.

Debt obligations:

1.	$80,000,000 Demand Note No. 1, dated August 1, 2006, issued by CMP Androscoggin LLC to Verso Paper Holdings LLC.

2.	$112,000,000 Demand Note No. 2, dated August 1, 2006, issued by CMP Androscoggin LLC to Verso Paper Holdings LLC.

3.	$96,000,000 Demand Note No. 3, dated August 1, 2006, issued by CMP Androscoggin LLC to Verso Paper Holdings LLC.

4.	$91,200,000 Demand Note No. 4, dated August 1, 2006, issued by CMP Androscoggin LLC to Verso Paper Holdings LLC.

5.	$57,500,000 Demand Note No. 1, dated August 1, 2006, issued by CMP Bucksport LLC to Verso Paper Holdings LLC.

6.	$80,500,000 Demand Note No. 2, dated August 1, 2006, issued by CMP Bucksport LLC to Verso Paper Holdings LLC.

7.	$69,000,000 Demand Note No. 3, dated August 1, 2006, issued by CMP Bucksport LLC to Verso Paper Holdings LLC.

8.	$65,550,000 Demand Note No. 4, dated August 1, 2006, issued by CMP Bucksport LLC to Verso Paper Holdings LLC.

9.	$82,500,000 Demand Note No. 1, dated August 1, 2006, issued by CMP Quinnesec LLC to Verso Paper Holdings LLC.

10.	$115,500,000 Demand Note No. 2, dated August 1, 2006, issued by CMP Quinnesec LLC to Verso Paper Holdings LLC.

11.	$99,000,000 Demand Note No. 3, dated August 1, 2006, issued by CMP Quinnesec LLC to Verso Paper Holdings LLC.

12.	$94,050,000 Demand Note No. 4, dated August 1, 2006, issued by CMP Quinnesec LLC to Verso Paper Holdings LLC.

13.	$30,000,000 Demand Note No. 1, dated August 1, 2006, issued by CMP Sartell LLC to Verso Paper Holdings LLC.

14.	$42,000,000 Demand Note No. 2, dated August 1, 2006, issued by CMP Sartell LLC to Verso Paper Holdings LLC.

15.	$36,000,000 Demand Note No. 3, dated August 1, 2006, issued by CMP Sartell LLC to Verso Paper Holdings LLC.

16.	$34,200,000 Demand Note No. 4, dated August 1, 2006, issued by CMP Sartell LLC to Verso Paper Holdings LLC.

SCHEDULE III

INTELLECTUAL PROPERTY

Copyrights

1.	TXul-043-100, dated June 25, 2002 covering EZ-Suite Computer Program.

Patents

1.	Application PI0313537-3 filed July 15, 2003, titled Multi-party, Multi-tier System for Managing Paper Purchase and Distribution pending in Brazil

2.	Application 2494414 filed July 15, 2003, titled Multi-party, Multi-tier System for Managing Paper Purchase and Distribution pending in Canada

3.	Publication No. 1573616 filed July 15, 2003, titled Multi-party, Multi-tier System for Managing Paper Purchase and Distribution published under the European Patent Convention

4.	Application P-374880 filed July 15, 2003, titled Multi-party, Multi-tier System for Managing Paper Purchase and Distribution pending in Poland

5.	Application 2005105303 filed July 15, 2003, titled Multi-party, Multi-tier System for Managing Paper Purchase and Distribution pending in Russian Federation

6.	Application 10/209366 filed July 30, 2002, titled Multi-party, Multi-tier System for Managing Paper Purchase and Distribution pending in United States of America

7.	Application 2503966 filed November 25, 2003, titled Using Shoe Nip Calenders to Produce Super High Bulk No. 5 Web Offset light Weight Coated (LWC) Groundwood Containing Papers pending in Canada

8.	Application 200380104201 filed November 25, 2003, titled Using Shoe Nip Calenders to Produce Super High Bulk No. 5 Web Offset light Weight Coated (LWC) Groundwood Containing Papers pending in People’s Republic of China

9.	Publication No. 1565614 filed November 25, 2003, titled Using Shoe Nip Calenders to Produce Super High Bulk No. 5 Web Offset light Weight Coated (LWC) Groundwood Containing Papers published under the European Patent Convention

10.	Application 2004-554833 filed November 25, 2003, titled Using Shoe Nip Calenders to Produce Super High Bulk No. 5 Web Offset light Weight Coated (LWC) Groundwood Containing Papers pending in Japan

11.	Application 2005-7009425 filed November 25, 2003, titled Using Shoe Nip Calenders to Produce Super High Bulk No. 5 Web Offset light Weight Coated (LWC) Groundwood Containing Papers pending in the Republic of Korea

12.	Publication No. 04-0099391 filed July 10, 2003, titled Process for Producing Super High Bulk, Light Weight Coated Papers published in the United States of America

13.	Patent No. 6504625 titled System and Method for Print Analysis granted in United States of America

14.	Application PI0408509-4 filed March 19, 2004, titled Using a Metered Size Press to Produce Lightweight Coated Rotogravure Paper pending in Brazil

15.	Application 2519638 filed March 19, 2004, titled Using a Metered Size Press to Produce Lightweight Coated Rotogravure Paper pending in Canada

16.	Publication 1623068 filed March 19, 2004, titled Using a Metered Size Press to Produce Lightweight Coated Rotogravure Paper published under the European Patent Convention

17.	Publication No. 04-0208999 filed March 19, 2004, titled Using a Metered Size Press to Produce Lightweight Coated Rotogravure Paper published in the United States of America

18.	Application 60/726031 filed October 12, 2005, titled Spray Coating Formulations and Coated Paper and Board Products pending in the United States of America

19.	Unfiled patent titled A Method To Maintain Liquid Curtain Film in Coating Process for the United States of America (CSC-024173)

20.	Application 11/361,916 filed February 24, 2006, titled Paper Roll Edge Trimming Method and Apparatus pending in the United States of America

21.	Unfiled patent titled A Surface Treatment Method For Contour/Non-impact Coating Process for the United States of America (CSC-025447)

22.	Unfiled patent titled Gravure and Offset Printable Coated Freesheet for the United States of America (CSC-027812)

23.	Patent No. 6024835 titled Quality Control Apparatus and Method For Paper Mill granted in the United States of America

24.	Patent No. 5283129 titled Light Weight Paper Stock granted in the United States of America

25.	Patent Number 7018509 titled Elimination of Alum Yellowing of Aspen Thermomechanical Pulp Through Pulp Washing granted in the United States of America

26.	Divisional Application 11/330503 filed January 12, 2006, titled Elimination of Alum Yellowing of Aspen Thermomechanical Pulp Through Pulp Washing pending in the United States of America

Trademarks

1.	Liberty, US Registration No. 3051555, registered on January 24, 2006

2.	Advocate, US Registration No. 2703228, registered on April 1, 2003 (class 16)

3.	Influence, US Registration No. 1542526, registered on June 6, 1989 (class 16)

4.	Influence Soft-Gloss, US Registration No. 2331367, registered on March 21, 2000 (class 16)

5.	People And Paper That Create Results, US Registration No. 2560485, registered on April 9, 2002 (class 16)

6.	Savvy, US Registration No. 2715986, registered on May 13, 2003 (class 16)

7.	Slide Pal, US Registration No. 2241856, registered on April 27, 1999 (class 9)

8.	Trilogy, US Registration No. 2698738, registered on March 18, 2003 (class 16)

9.	Velocity, US Registration No. 2576468, registered on June 4, 2002 (class 16)

10.	Webexpress, US Registration No. 1434704, registered on March 31, 1987 (class 16)

11.	Webexpress, US Registration No. 2347019, registered on May 2, 2000 (class 35)

12.	Nextier, US Registration No. 2929598, registered on March 1, 2005 (class 35)

13.	Ez-Control, US Registration No. 2931588, registered on March 8, 2005 (class 9)

14.	Ez-Printer, US Registration No. 2931589, registered on March 8, 2005 (class 9)

15.	Ez-Suite, US Registration No. 3030600, registered on December 13, 2005 (class 35)

16.	Ez-Supplier, US Registration No. 2931590, registered on March 8, 2005 (class 9)

17.	Transit Advantage, US Registration No. 2696684, registered on March 11, 2003

18.	Quinnesec, US Registration No. 1232416, registered on March 29, 1983

IP Agreements

1.	Intellectual Property Agreement between International Paper Company and CMP Holdings LLC, effective as of August 1, 2006.

2.	Intellectual Property Agreement between International Paper Company and CMP Fiber Farm LLC, effective as of August 1, 2006.

3.	Letter agreement between IP and Martha Stewart Living Omnimedia, Inc. granting IP a royalty-free license to manufacture and sell coated papers under the names “Martha Gloss Offset” and “Martha Gloss Gravure” dated April 1, 2003.

4.	Application Service Provider and Software License Agreement For EZ-Printer Services and Software between Brown Printing Company and Nextier, dated Sept. 20, 2002.

5.	Application Service Provider and Software License Agreement For EZ- Printer Services and Software between Conley Printing and Nextier, dated Dec. 28, 2005.

6.	Application Service Provider and Software License Agreement For EZ- Printer Services and Software between JCM Print Services and Nextier, dated May 3, 2004.

7.	Application Service Provider and Software License Agreement For EZ- Printer Services and Software between Neston Colour Limited and Nextier, dated May 29, 2003.

8.	Application Service Provider and Software License Agreement For EZ- Printer Services and Software between Polestar Chromoworks and Nextier, dated November 17, 2003.

9.	Application Service Provider and Software License Agreement For EZ- Printer Services and Software between Polestar—Purnell and Nextier, dated Dec. 23, 2002.

10.	Letter Agreement on EZ-Printer Services and Software between Quad/Graphics and International Paper Company (for Nextier Solutions Corporation), dated March 25, 2003.

11.	Application Service Provider and Software License Agreement for EZ-Printer Services and Software between Nextier Solutions Corporation and Quebecor World (USA) Inc., dated Dec. 21, 2005.

12.	Application Service Provider and Software License Agreement for EZ-Printer Services and Software between Nextier Solutions Corporation and Quebecor World Inc., dated July 15, 2005.

13.	Application Service Provider and Software License Agreement for EZ-Printer Services and Software between Nextier Solutions Corporation and R.R. Donnelley & Sons Company, dated Nov. 17, 2005.

14.	Application Service Provider and Software License Agreement for EZ-Printer Services and Software between Nextier Solutions Corporation and Three Z Printing Co., dated April 4, 2005.

15.	Application Service Provider and Software License Agreement for EZ-Printer Services and Software between Nextier Solutions Corporation and Transcontinental Inc., dated Feb. 16, 2005.

16.	Application Service Provider and Software License Agreement for EZ-Printer Services and Software between Nextier Solutions Corporation and Ringier Print Zofingen AG, dated Nov. 11, 2002.

17.	Application Service Provider and Software License Agreement for EZ-Supplier Services and Software between Nextier Solutions Corporation and Abitibi Consolidated, dated June 6, 2005.

18.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and Fraser Papers Inc., dated February 11, 2002.

19.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and IP, dated Feb. 22, 2002.

20.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and Gould Paper, dated Feb. 25, 2005.

21.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and Kruger Inc. dated Oct. 1, 2003.

22.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and Lindenmeyr Central, dated Sept. 6, 2005.

23.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and Madison International Sales Company, dated Sept. 6, 2005.

24.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and M-real UK Ltd., dated March 14, 2003.

25.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and Mead Corporation and Westvaco Corporation, dated June 5, 2002.

26.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and Norske Skog and Norske Canada, dated Dec. 30, 2003.

27.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and Norske Skog Canada Limited, dated June 28, 2005.

28.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and SCA Graphic Laakirchen AG, dated Sept. 1 2004.

29.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and SCA North America, dated Nov. 3, 2004.

30.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and St. Marys Paper Ltd., dated April 1, 2004.

31.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and Tembec, Inc., dated January 8, 2003.

32.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and UPM-Kymmene, Inc., dated February 6, 2002.

33.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and West Linn Paper Co., dated May 8, 2002.

34.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and Weyerhaeuser Company—Fine Paper, dated Nov. 29, 2001.

35.	Application Service Provider and Software License Agreement For EZ-Control Services and Software between Nextier Solutions Corporation and American Media, Inc., dated January 24, 2005.

36.	Application Service Provider and Software License Agreement For EZ-Control Services and Software between Nextier Solutions Corporation and A.T.Clayton, dated July 19, 2002.

37.	Application Service Provider and Software License Agreement For EZ-Control Services and Software between Nextier Solutions Corporation and Gruner + Jahr USA Publishing (later assigned to Meredith Corporation), dated June 17, 2002.

38.	Application Service Provider and Software License Agreement For EZ-Supplier Services and Software between Nextier Solutions Corporation and Graphic Communications Holdings, Inc., dated Feb. 4, 2002.

39.	Application Service Provider and Software License Agreement For EZ-Control Services and Software between Nextier Solutions Corporation and Land’s End, Inc., dated May 16, 2002.

40.	Application Service Provider and Software License Agreement For EZ-Control Services and Software between Nextier Solutions Corporation and Primedia Magazines, Inc., dated January 5, 2004.

41.	Application Service Provider and Software License Agreement For EZ-Control Services and Software between Nextier Solutions Corporation and Sears Canada Inc., dated Feb. 17, 2004.

42.	Application Service Provider and Software License Agreement For EZ-Control Services and Software between Nextier Solutions Corporation and Strategic Paper Group LLC, dated Feb. 11, 2002.

43.	Application Service Provider and Software License Agreement For EZ-Control Services and Software between Nextier Solutions Corporation and Xpedx, dated May 31, 2002.

44.	Application Service Provider and Software License Agreement For EZ-Supplier Services and Software between Bowater America Inc. (confidential) and Nextier, dated January 17, 2002.

45.	Application Service Provider and Software License Agreement for EZ- Supplier Services and Software between Nextier Solutions Corporation and StoraEnso dated Oct. 1, 2003.

46.	Statement of Work between Liaison, LLC and Nextier Solutions Corporation dated January 1, 2005, attachment to Professional Service Agreement between Liaison Technologies, LLC and International Paper Company.

47.	SAVVIS Master Services Agreement between SAVVIS Communications Corporation and Nextier Solutions Corporation, dated Dec. 2, 2005.

48.	Support and Maintenance Contract for the EPC Messenger between Ponton Consulting GmbH and Nextier Solutions Corporation, dated Sept. 1, 2005.

49.	Addendum to Sourceflex Software Source Code Escrow Agreement, between SourceFile LLC, NexTier Solutions Corporation and Champion International Corporation, dated December 14, 2000.

50.	Independent Contractor Agreement between Sumlogic Innovations Company and Nextier Solutions Corporation, dated Oct. 5, 2005.

51.	Letter Agreement related to providing services between Ms. Ann Gambro and Nextier Solutions Corporation, dated January 5, 2005.

52.	Agreement between Prinovi Nurnberg and Nextier, dated March 3, 2006.

53.	Application Service Provider and Software License Agreement for EZ-Printer Services and Software, dated February 22, 2006, between IP and St. Joseph Printing Ltd.

54.	Software License and Services Agreement between Nextier Solutions Corporation and Thomas Donnelly and Associates (dba Graphic Communications) dated January 1, 2000.

55.	VisionSuite Master Service Agreement between International Paper Company, Coated and SC Papers Division and Transcentric, Inc. dated September 1, 2005.

56.	Intel Online Master Customer Agreement between Nextier Solutions Corporation and Intel Online Services, Inc. dated September 29, 2002.

57.	Beta Software Testing Agreement between Nextier Solutions Corporation and Lands’ End, Inc. dated October 6, 2000.

58.	Software License Agreement between Nextier Solutions Corporation and Lands’ End, Inc. dated October 6, 2000.

59.	Application Service Provider Agreement for Hosting the Order Status Application between Nextier Corporation and Fraser Papers Limited dated September 30, 2005.

60.	System Purchase Agreement for Production Management Information System between Champion International Corporation (Quinnesec, MI) and Majiq Inc. effective December 20, 1996.

61.	System Purchase Agreement for Production Management System between Champion International Corporation (Sartell, MN) and Majiq Inc. effective September 25, 1992.

62.	System Purchase Agreement for Production Management System between Champion International Corporation (Bucksport, ME) and Majiq Inc. effective August 1, 1994.

63.	International Paper Company Services Contract between IP and Advanced Service Providers, dated May 1, 2005.

64.	PROVOX Instrumentation License Agreement between Fisher Controls International, Inc. and Champion, dated April 5, 1993.

65.	Master License Agreement between Fisher Controls International, Inc. and Champion, dated March 25, 1992.

66.	End User License Agreement between IP and Northern Dynamic, Inc. (undated).

67.	Software License Agreement between IP and Cognex (undated).

68.	Agreement between IP and Emerson Process Management dated July 1, 2005.

69.	End-User License Agreement between IP and Environmental Support Solutions, Inc. (undated).

70.	Software License Agreement between IP and TISCOR (undated).

71.	Lifetime Support Services Agreement and Software License Agreement between IP and Invensys Systems, Inc. (undated).

72.	Software License Agreement between IP and Digital Equipment of Canada (undated).

73.	Software License Agreement between IP and Mynah Technologies dated January 2005.

74.	iRMX Run-time Operating System Software License Agreement between IP and RadiSys Corporation (undated).

75.	Software License Agreement between IP and Intersoft, Inc. (undated).

76.	Software License Agreement between IP and Invensys Software Systems (undated).

77.	Software License Agreement between IP and The Foxboro Company (undated).

78.	Interact License Agreements between IP and Computer Technology Corporation (undated).

79.	Statement of Work #1 dated March 9, 2006 between Abbottsfield industrial Training, Inc. and International Paper Company.

80.	Software License Agreement, and related Schedule of Products Number 1, Schedule of Products Number 2, Schedule of Products Number 3, and Schedule of Products Number 4, effective on August 1, 2006, between Cincom Systems, Inc. and CMP Holdings LLC.

SCHEDULE IV

FILING JURISDICTIONS

Pledgor	Jurisdiction	Organizational ID #
Verso Paper Finance Holdings LLC	Secretary of State, Delaware	4180087
Verso Paper Holdings LLC	Secretary of State, Delaware	4170453
CMP Holdings LLC	Secretary of State, Delaware	4152614
CMP Androscoggin LLC	Secretary of State, Delaware	4150499
CMP Bucksport LLC	Secretary of State, Delaware	4150501
CMP Quinnesec LLC	Secretary of State, Delaware	4150505
CMP Sartell LLC	Secretary of State, Delaware	4150497
NexTier Solutions Corporation	Secretary of State, California	C2220203
Verso Paper Inc.	Secretary of State, Delaware	4180085

SCHEDULE V

COMMERCIAL TORT CLAIMS

None.

SCHEDULE VI

MATTERS RELATING TO ACCOUNTS AND INVENTORY

None.